EXHIBIT 11.1

                       Universal Insurance Holdings, Inc.

             Statement Regarding the Computation of Per Share Income

The following table reconciles the numerator (earnings) and denominator (shares) of the basic and diluted earnings per share computations for net income for the six-month and three-month periods ended June 30, 2008 and 2007, respectively.

                                                      Six Months Ended                              Six Months Ended
                                                       June 30, 2008                                  June 30, 2007
                                                      ----------------                              ----------------
                                    Income Available                                   Income Available
                                       to Common                          Per-Share       to Common                     Per-Share
                                      Stockholders           Shares        Amount        Stockholders        Shares      Amount
                                      ------------           ------       ---------    ----------------      ------     ---------
Net income                              $25,506,466                                       $29,928,263
 Less: preferred stocks
       dividends                            (24,975)                                          (24,975)
                                   ----------------                                    --------------
Income available to common
stockholders                            $25,481,491        37,421,000          $0.68      $29,903,288       35,528,000       $0.84
                                                                          ==========                                    ==========

Effect of dilutive securities:

  Stock options and warrants                      0         2,842,000          (0.05)               0        5,121,000       (0.10)
  Preferred stock                            24,975           568,000          (0.01)          24,975          568,000       (0.01)
                                   ----------------     -------------     ----------   --------------     ------------  ----------
Income available to common
stockholders and assumed
conversion                              $25,506,466        40,831,000          $0.62      $29,928,263       41,217,000       $0.73
                                   ================     =============     ==========   ==============     ============  ==========

                                                      Three Months Ended                            Three Months Ended
                                                        June 30, 2008                                 June 30, 2007
                                                      ------------------                            ------------------
                                    Income Available                                   Income Available
                                       to Common                          Per-Share       to Common                     Per-Share
                                      Stockholders           Shares        Amount        Stockholders        Shares       Amount
                                      ------------           ------       ---------    -----------------     ------     ---------
Net income                              $11,198,150                                       $17,553,434
 Less: preferred stocks
       dividends                            (12,488)                                          (12,488)
                                   ----------------                                    --------------
Income available to common
stockholders                            $11,185,662        37,897,000          $0.30      $17,540,946       35,577,000       $0.49
                                                                          ==========                                    ==========

Effect of dilutive securities:

  Stock options and warrants                      0         1,870,000          (0.01)               0        4,706,000       (0.06)
  Preferred stock                            12,488           568,000          (0.01)          12,488          568,000           0
                                   ----------------     -------------     ----------   --------------     ------------  ----------
Income available to common
stockholders and assumed
conversion                              $11,198,150        40,335,000          $0.28      $17,553,434       40,851,000       $0.43
                                   ================     =============     ==========   ==============     ============  ==========